CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of Harsco
Corporation and in the related Prospectuses of our report dated January 23, 1995 with respect to the financial statements of United Defense, L.P. included in this Annual Report (Form 10-K) for the year ended
December 31, 1994:

Post Effective Amendment No. 6 to Form S-8
Registration Statement (Registration No. 2-57876), effective May 21, 1982.

Post Effective Amendment No. 2 to Form S-8
Registration Statement (Registration No. 33-5300), dated March 26, 1987.

Form S-8 Registration Statement (Registration No. 33-
14064), dated May 6, 1987.

Amendment No. 2 to Form S-8 Registration Statement
(Registration No. 33-24854), dated October 31, 1988.

Form S-3 Registration Statement (Registration No. 33-
56885) dated December 15, 1994.

ERNST & YOUNG LLP

Washington, D.C.
March 22, 1995




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the following Registration Statements of Harsco
Corporation and Subsidiary Companies (the "Company") of our report dated February 7, 1995, except as to the first paragraph of Note 10, for which the date is February 23, 1995 on our audits of the consolidated financial statements and consolidated financial statement schedule of the Company as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994. Our reports, which include (A) an emphasis of a matter paragraph regarding the Company's involvement in disputes relating to the "after-imposed" Federal Excise Tax and related claims and (B) explanatory paragraphs regarding (i) the Company's involvement in various disputes regarding Federal Excise Tax and other contract matters primarily relating to the five-ton truck contract and claims relating to certain contracts and (ii) changes in the Company's methods of accounting for income taxes and postretirement benefits other than pensions appear on page 58 of the 1994 Annual Report to Shareholders of Harsco
Corporation and on page 27 of this Annual Report on Form 10-K, respectively:

Post Effective Amendment No. 6 to Form S-8
Registration Statement (Registration No. 2-57876), effective May 21, 1982.

Post Effective Amendment No. 2 to Form S-8
Registration Statement (Registration No. 33-5300), dated March 26, 1987.

Form S-8 Registration Statement (Registration No. 33-
14064), dated May 6, 1987.

Amendment No. 2 to Form S-8 Registration Statement
(Registration No. 33-24854), dated October 31, 1988.

Form S-3 1994 Registration Statement (Registration
No. 33-56885) dated December 15, 1994.


COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
March 24, 1995